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                                                               EXHIBIT 10.16




                           COOPER CAMERON CORPORATION
                  1996 MANAGEMENT INCENTIVE COMPENSATION PLAN



I.  PURPOSE

The Cooper Cameron Management Incentive Compensation Plan (the "Plan"), has been designed to motivate and reward key management employees whose efforts impact the performance of Cooper Cameron Corporation (the "Company") and its subsidiaries through the achievement of pre-established financial and individual objectives.

Performance under the Plan is measured on the fiscal (calendar) year and payments under the Plan are made annually.

II.  ELIGIBILITY

Officers and key management employees may be eligible to participate in the plan, upon the recommendation of their manager and approval by the Chief
Executive Officer of the Company.   An employee who is eligible to participate
in any other cash incentive plan of the company is not eligible to participate in this Plan.

III.  AWARD CRITERIA

The Compensation Committee of the Board of Directors is responsible for approving the Company performance objectives that are used to determine awards paid for Company objectives under this plan. Performance objectives for operating units below the corporate level will be established by the appropriate manager subject to overall approval of the Chief Executive Officer. For 1996, performance under the Plan will be determined based on:


         Earnings Before Interest, Taxes and Depreciation (EBITDA) Return on Equity (ROE)

The basic measure of financial performance under this Plan will be EBITDA. In addition, ROE will be used as an attainment hurdle, which must be reached before bonuses are paid in full. For 1996, the Board has established a 7% ROE hurdle. If this ROE target is not achieved for the year, bonuses, to the extent earned, will be reduced by 50%.

In addition, up to 25% of an individual's award may, at the discretion of the individual's immediate manager, be based on individual objectives established at the beginning of the calendar year.

IV.  TARGET AWARDS

A target award percentage is established for each position eligible to participate in the Plan. Target awards (TA's) may range from 10% to 75%, depending on position, of the participants' January 1 base pay (or pay at the time of becoming a participant, if later), depending on position.

Generally, the participating employee receives the TA when performance under the plan meets, but does not exceed, the pre-established performance objectives.
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V.  AWARD CATEGORIES

A participant may have Company Objectives, Division Objectives, Business Unit Objectives and/or Individual Objectives, each of which is assigned by the immediate manager and provided a weighting in determining the TA.

Excluding individual objectives, which are optional, the following weightings will apply:

------------------------------------------------------------------------------------------------
                                 PERFORMANCE WEIGHTING
------------------------------------------------------------------------------------------------
                                  CORPORATE OBJECTIVE    DIVISION OBJECTIVE        BUSINESS UNIT
------------------------------------------------------------------------------------------------
  Corporate Participants                 100%                     -                      -
------------------------------------------------------------------------------------------------
  Divisions:
------------------------------------------------------------------------------------------------
     Division Presidents                  20%                    80%                     -
------------------------------------------------------------------------------------------------
     All Other Participants               Weighting To be Determined by Immediate Manager
------------------------------------------------------------------------------------------------

VI.  PERFORMANCE MEASUREMENT

         Minimum                  This is the lowest level of performance at which an award will be generated for this particular objective of the plan. The award paid for performance at the minimum level is 50% of TA.  There will be no payment for performance below the minimum level.

         Target Performance       This is the expected level of performance based on the current year's financial plan.

         Maximum                  This is the performance level for which the maximum award under the plan will be paid.
                                  The maximum award under the plan is limited to 150% of TA.
                                  ----------------------------------------------------------

VII.   AWARD  CALCULATION

Attainment on the financial objectives of the Plan is measured based on actual results versus Plan targets, with performance above or below Plan targets prorated up/down to the maximum/minimum levels established for each financial objective.

For example, assume :

         Cooper Cameron EBITDA Objective                    $120 million
         Minimum Level                                      $102 million
         Maximum Level                                      $138 million

At EBITDA performance of $130 million, attainment = 127.7% (Prorated between $120 million objective and $138 million maximum).

At EBITDA performance of $108 million, attainment = 66.7% (Prorated between $120 million objective and $102 million minimum objective).





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Following are examples of how payouts are calculated under the Plan once attainment has been determined:

A. Corporate Participant:

o   If EBITDA Attainment =  110% and ROE hurdle is achieved, Participant receives 110% of TA
o   If EBITDA Attainment =  110% and ROE hurdle is not achieved, Participant receives 55% of TA.
o   If EBITDA Attainment =   85% and ROE hurdle is achieved, Participant receives 85% of TA.
o   If EBITDA Attainment =   85% and ROE hurdle is not achieved, Participant receives 42.5% of TA.
o   If EBITDA Attainment =  180% and ROE hurdle is achieved, Participant receives 150% of TA

B. Division Business Unit Participant without Individual Objectives:

         Assume ROE hurdle is achieved

-------------------------------------------------------------------------------------------------
              EBITDA ATTAINMENT                         WEIGHTING               PERFORMANCE LEVEL
-------------------------------------------------------------------------------------------------
Corporate                           100%                    20%                         20%
-------------------------------------------------------------------------------------------------
Division                            110%                    30%                         33%
-------------------------------------------------------------------------------------------------
Business Unit                        85%                    50%                       42.5%
-------------------------------------------------------------------------------------------------
                                                                           TOTAL      95.5%
-------------------------------------------------------------------------------------------------

Participant receives 95.5% of TA.

C.  Division Business Unit Participant with Individual Objectives:

Assume ROE hurdle is achieved

------------------------------------------------------------------------------------------------
            EBITDA ATTAINMENT                            WEIGHTING             PERFORMANCE LEVEL
------------------------------------------------------------------------------------------------
Corporate                           100%                    20%                        20%
------------------------------------------------------------------------------------------------
Division                            110%                    30%                        33%
------------------------------------------------------------------------------------------------
Business                             85%                    25%                      21.25%
------------------------------------------------------------------------------------------------
INDIVIDUAL OBJECTIVE ATTAINMENT
------------------------------------------------------------------------------------------------
Working Capital                      40%                    15%                         6%
------------------------------------------------------------------------------------------------
Bookings                            100%                    10%                        10%
------------------------------------------------------------------------------------------------
                                                                           TOTAL     90.25%
------------------------------------------------------------------------------------------------


For example, if the participant's salary is $80,000, target award is 20% ($16,000) = payout of $16,000 x 90.25% = $14,440.

VIII.   DISCRETIONARY  AWARDS

There may be unusual situations where a manager feels that the reward generated under this plan do not properly reflect the contribution of the participant.
In this situation, the participant's immediate manager has the right to recommend an adjustment either up or down, of up to 25% of the participant's TA.





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IX.   INDIVIDUAL OBJECTIVES

A participant's immediate manager has the discretion to set individual objectives as part of the employee's performance criteria under the incentive plan. The use of individual objectives is subject to the following requirements:

         The manager must specify the weighting of the individual objectives in the overall TA, not to exceed 25% of the total award.

         Individual objectives must be specifically identified at the beginning of the plan year and must be quantifiable in terms of both the targeted achievement and the time frame in which the objective is to be completed.

The portion of the award payment generated from individual objectives may be adjusted up or down based on the manager's assessment of the individual's results on the established objectives.

X.   ALTERNATIVE CALCULATIONS

There may be circumstances under which the financial performance of the Company does not generate an award under this program. The nature and scope of the Company's operations are such that at times unanticipated economic and market conditions may render pre-established financial objectives unattainable in any given plan year. If, in the opinion of the Committee, such circumstances should arise, an alternative bonus calculation may be performed. Such calculation will rank the Company's EBITDA against a pre-established peer group of companies. If the Company's performance is at or above 60th percentile, then a bonus payment equal to 50% of target award may be paid.

XI.   MODIFICATIONS

If, during a Plan Year, there has occurred or should occur, in the opinion of the Company, a significant beneficial or adverse change in economic conditions, the indicators of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other matters which were not anticipated by the Company when it approved Company and Division Objectives for the Plan Year and which, in the Company's judgment, had or have or are expected to have a substantial positive or negative effect on the performance of the Company as a whole, the Compensation Committee, subject to ratification by the Board, may modify or revise the Performance Objectives for the Plan Year in such manner as it may deem appropriate in its sole judgment. By way of illustration, and not limitation, such significant changes might result from sales of assets, or mergers, acquisitions, divestitures, or spin-offs.

XII.  PAYMENT

Any awards generated under the 1996 MICP must be approved by the Compensation Committee of the Board of Directors. It is anticipated that any MICP awards generated in 1996 will be paid during February 1997.

Employees terminating prior to the end of the fiscal year are not eligible for payment of any award under this plan unless termination is due to retirement or economic reduction in force. In such cases, any bonus payments will be prorated to the date of termination and determined on the basis of bonuses actually paid to similarly situated employees.